UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 20, 2014

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective January 20, 2014, the Company and certain of its subsidiaries entered into that certain Seventh Amendment to Credit Agreement, with respect to the Existing Credit Agreement dated as of September 13, 2011 (and certain other loan documents) (as defined in the Seventh Amendment to Wells Fargo Capital Finance Credit Agreement or as otherwise identified therein). The amendment is intended to increase the amount of “permitted purchase money indebtedness” (as defined in the agreement) to $40 million dollars.

Item 2.05    Costs Associated with Exit or Disposal Activities

On January 20, 2014, the Board of Directors approved a 2014 Warehousing/Distribution/Manufacturing Restructuring Plan intended to align the Company’s warehousing, distribution and manufacturing to support its growth and manufacturing strategy. The plan is intended to create a better cost structure and improve distribution capabilities and customer service. The key element and first major step of this plan is the leasing and occupancy of a 290,000 square foot finished goods warehouse, cut-order and distribution facility in Adairsville, Georgia, such lease and occupancy to commence as of May 1, 2014.

The Company expects the plan to be substantially completed in the second quarter of the fiscal year ending December 26, 2015. The Company currently expects the implementation of this plan will result in total restructuring expenses of approximately $2.4 million, with approximately $1.4 million such expenses during the fiscal year ending December 27, 2014 and approximately $1.0 million such expenses during the fiscal year ending December 26, 2015, consisting of inventory expenses, moving and relocation expenses, information technology expenses and expenses relating to conversion and realignment of equipment.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.01
Seventh Amendment to Credit Agreement dated as of January 20, 2014, by and among The Dixie Group, Inc. certain of its subsidiaries and Wells Fargo Capital Finance, LLC, as Agent and the persons identified as Lenders therein.

FORWARD-LOOKING INFORMATION

This Report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the use of terms or phrases that include such terms as "expects," "estimates," "projects," "believes," "anticipates," "intends," and similar terms and phrases. Such forward looking statements relate to, among other matters, our future financial performance, business prospects, growth strategies or liquidity. The following important factors may affect our future results and could cause those results to differ materially from our historical results; these factors include, the cost and availability of capital, raw material and transportation costs related to petroleum price levels, the cost and availability of energy supplies, the loss of a significant customer or group of customers, materially adverse changes in economic conditions generally in carpet, rug and floor covering markets we serve and other risks detailed from time to time in our filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2014	THE DIXIE GROUP, INC.

/s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer